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                                                                     Exhibit 4.2

                              CERTIFICATE OF TRUST
                                       OF
                       WESTCOAST HOSPITALITY CAPITAL TRUST


      This Certificate of Trust of WestCoast Hospitality Capital Trust (the "Trust"), dated October 30, 2003, is being duly executed and filed by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. Sections 3801 et seq.) (the "Act").

      1. Name. The name of the statutory trust formed hereby is WestCoast Hospitality Capital Trust.

      2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is: Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attn: Corporate Trust Administration.

      3. Effective Date. This Certificate of Trust shall be effective as of October 30, 2003.

      IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have executed this Certificate of Trust as of the date first above written in accordance with Section 3811(a) of the Act.

                                       PETER P. HAUSBACK, not in his
                                       individual capacity but solely as Trustee


                                       /s/ Peter P. Hausback
                                       -----------------------------------------



                                       THOMAS L. McKEIRNAN, not in his
                                       individual capacity but solely as Trustee


                                       /s/ Thomas L. McKeirnan
                                       -----------------------------------------



                                       WILMINGTON TRUST COMPANY,
                                       not in its individual capacity but solely as Trustee


                                       By:   /s/ Janel Havrilla
                                             -----------------------------------
                                             Authorized Signatory